BANK OF AMERICA (logo)

                                      Bank of America Corporation
                                      100 North Tryon Street
                                      Charlotte, NC 28255






Pricing Supplement No. 001 Dated February 5, 2001         Rule 424(b)(2)
(to Prospectus dated January 22, 2001)             File Number 333-47222
$3,000,000,000 InterNotes (sm)

Minimum Denomination:  $1000.00
Minimum Increments:    $1000.00
All trade settle flat and clear SDPS:  DTC Book Entry Only


Offering Date: Monday, January 29, 2001
Trade Date: Monday, February 05, 2001 @ 12:00 PM ET
Settlement Date: Thursday, February 08, 2001 @ 3:30 PM ET

CUSIP
 Number          06050WAA3     06050WAB1     06050XAA1     06050XAB9
--------------
Coupon
 Rate               5.800%        6.200%        6.800%        7.250%*
-------------
Coupon              Semi-        Semi-                        Semi-
 Frequency        Annually      Annually       Monthly       Annually
-------------
Maturity
 Date              2/15/04       2/15/06       2/15/11       2/15/16
-------------
Resale
 Price             100.000%      100.000%      100.000%      100.000%
-------------
Gross
 Concession          0.625%        1.000%        1.500%        2.000%
-------------
Net Proceeds
 To Issuer:      $23,484,300   $55,520,190    $35,667,835    $87,339,560
-------------
Call Date        non-callable   non-callable  non-callable      2/15/04
-------------
Call Price       non-callable   non-callabel  non-callable        100%
-------------
1st Coupon
 Date                8/15/01        8/15/01       3/15/01        8/15/01
-------------
1st Coupon
 Amount               $30.13         $32.21         $6.99          $37.66
-------------
Survivor's
 Option                Yes             Yes            Yes            Yes
-------------
Product              Senior          Senior      Subordinated    Subordinated
 Ranking           Unsecured       Unsecured       Unsecured       Unsecured
-------------        Notes            Notes          Notes           Notes
Moody's
 Rating               Aa2              Aa2            Aa3            Aa3
-------------
S&P Rating            A+                A+             A              A


_______________
*The 7.250% InterNotes(tm) will be subject to redemption at the option of Bank of America Corporation, in whole, on the Interest Payment Date occuring 2/15/04 and on any Interest Payment Date thereafter at a redemption price equal to 100% of the principal amount of the InterNotes(tm) , plus accrued interest thereon, if any, upon at least 30 days prior notice to the Noteholders and the Trustee, as described in the Prospectus Supplement.



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